Exhibit 10.1

AMENDMENT NO. 4

TO

AMENDED AND RESTATED SALE AND SERVICING AGREEMENT

THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED SALE AND SERVICING AGREEMENT, dated as of January 17, 2012 (this “Amendment”), is entered into by and among MCG Commercial Loan Funding Trust, as the seller (in such capacity, the “Seller”), MCG Capital Corporation, as the originator (in such capacity, the “Originator”) and as the servicer (in such capacity, the “Servicer”), Three Pillars Funding LLC, as a purchaser (“Three Pillars”), SunTrust Robinson Humphrey, Inc., as the administrative agent (in such capacity, the “Administrative Agent”), and Wells Fargo Bank, National Association, as the backup servicer (in such capacity, the “Backup Servicer”) and as trustee (in such capacity, the “Trustee”).

RECITALS

WHEREAS, the Seller, the Originator, the Servicer, Three Pillars, the Administrative Agent, the Backup Servicer and the Trustee are parties to the Amended and Restated Sale and Servicing Agreement dated as of February 26, 2009, as amended by an Amendment No. 1 dated as of February 17, 2010, by an Amendment No. 2 dated as of January 25, 2011 and by an Amendment No. 3 dated as of May 5, 2011 (as so amended, the “Agreement”); and

WHEREAS, such parties hereto desire to amend the Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Certain Defined Terms. Each capitalized term that is used herein without definition and that is defined or incorporated by reference in the Agreement shall have the same meaning herein as therein defined or incorporated.

2. Amendments to the Agreement. The Agreement is hereby amended as follows:

2.1 The definition of “Eurodollar Disruption Event” is hereby amended in its entirety as follows:

“Eurodollar Disruption Event”: The occurrence of any of the following: (a) any Liquidity Bank or Purchaser shall have notified the Administrative Agent of a determination by such Liquidity Bank or Purchaser or any of its respective assignees or participants that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) to obtain United States dollars in the London interbank market to fund any Advance, (b) any Liquidity Bank or Purchaser shall have notified the Administrative Agent of the inability, for any reason, of such Liquidity Bank or Purchaser or any of its respective assignees or participants to determine the Adjusted Eurodollar Rate, (c) any Liquidity Bank or Purchaser shall have notified the Administrative Agent of a determination by such Liquidity Bank or Purchaser or any of its assignees or participants that the rate at which deposits of United States dollars are being offered to such Liquidity Bank or Purchaser or any of its respective assignees or participants in the London interbank market does not accurately reflect the cost to such Liquidity Bank or Purchaser, such assignee or such participant of making, funding or maintaining any Advance or (d) any Liquidity Bank or Purchaser shall have notified the Administrative Agent of the inability of such Liquidity Bank or Purchaser or any of its respective assignees or participants to obtain United States dollars in the London interbank market to make, fund or maintain any Advance.

2.2 The definition of “Legal Final Maturity Date” in Section 1.1 is hereby amended in its entirety as follows:

“Legal Final Maturity Date”: The date which is 24 months following the Termination Date.

2.3 The definition of “Moody’s Rating” in Section 1.1 is hereby amended by deleting clause (C) in the final proviso of such definition and replacing the comma after clause (A) in such proviso with the word “and.”

2.4 Clause (5) of the definition of “Pool Concentration Criteria” in Section 1.1 is hereby amended in its entirety as follows:

“(5) the sum of the Outstanding Loan Balances of all Eligible Loans to the six largest Obligors (including any Affiliates thereof) shall not exceed $80,000,000;”

2.5 The definition of “Scheduled Termination Date” in Section 1.1 is hereby amended by replacing the date “January 25, 2013” with the date “January 17, 2012.”

2.6 Section 2.8 is hereby amended by replacing the initial paragraph thereunder with the following:

“On each Payment Date during the Amortization Period, the Servicer (or the Administrative Agent, if the Servicer has failed to deliver the applicable Monthly Report) shall direct the Trustee to pay pursuant to the Monthly Report to the following Persons, from (i) the Collection Account, to the extent of Available Funds (and subject to the proviso at the end of this paragraph), (ii) Servicer Advances received with respect to the related Collection Period and (iii) withdrawals from the Reserve Account with respect to such Payment Date, the following amounts in the following order of priority; provided that, (A) so long as no Termination Event has occurred, (I) payments made in respect of clauses (1) – (4) and clauses (6) – (9) below shall be made first from Interest Collections and second from Principal Collections and (II) payments in respect of clause (5) shall be made first from Principal Collections and second from Interest Collections only to the extent necessary to cure any Overcollateralization Shortfall and/or

Required Equity Shortfall and (B) after the occurrence of a Termination Event, all amounts on deposit in the Collection Account shall be applied to the payments described below:”

2.7 Section 6.4(a) is hereby amended by replacing the proviso in such paragraph with the following:

“provided, however, that (i) prior to the earlier to occur of (A) the first anniversary of the Scheduled Termination Date or (B) the occurrence of a Termination Event, the Servicer shall not extend the maturity date of any Loan with the exception of (x) Loans having an aggregate Outstanding Loan Balance of not greater than $40,000,000, which may be extended by a maturity date not greater than one (1) year and (y) any extension of the maturity date of the “Pharmalogic Holdings Corp” Loan in conjunction with the funding thereof as contemplated in that certain Amendment No. 4 dated as of January 17, 2012, by and among the Originator, the Servicer, the Seller, the Administrative Agent, the Purchasers party thereto, the Backup Servicer and the Trustee (which, for the avoidance of doubt, shall not be included in the aforementioned $40,000,000 limitation) and (ii) at any time thereafter, the Servicer shall not extend the maturity date of any Loan, without, in either case, the prior written consent of the Administrative Agent.”

2.8 Section 6.15(f) is hereby amended by replacing the number “450,000,000” with the number “375,000,000.”

2.9 Section 6.15(n) is hereby amended in its entirety as follows:

“any of Richard Neu, B. Hagen Saville or Stephen Bacica ceases to be actively involved in the management of the Servicer or the Originator and is not replaced by a Person reasonably acceptable to the Administrative Agent within 90 consecutive calendar days of such occurrence,”

2.10 Section 10.1(u) is hereby amended in its entirety as follows:

“(u) [Reserved]; or”

3. Agreements. The parties hereto hereby agree to the following:

3.1 The concentration limitations set forth in clauses (2), (3) and (4) of the definition of “Pool Concentration Criteria” in Section 1.1 of the Agreement shall not be calculated for purposes of determining any Excess Concentration Amount during the Amortization Period.

3.2 On the date of this Amendment, all amounts in the Principal Collections Account less the Pharmalogic Funds (as defined below) shall be applied to reduce the Advances Outstanding in accordance with Section 2.8 of the Agreement. An amount equal to $7,824,106 (the “Pharmalogic Funds”) shall be set aside in the Principal Collections Account solely for purposes of funding an incremental portion of the “Pharmalogic Holdings Corp” Loan at a later date. Each of the Servicer and the Seller acknowledge and agree that it shall be a condition precedent to the release of all or a portion of the Pharmalogic Funds from the Principal Collections Account that, in the reasonable judgment of the Administrative Agent, the final terms and agreements between the Originator and Pharmalogic Holdings Corp. shall not be materially different than the terms set forth in that certain term sheet, dated as of October 31, 2011, between the Originator and Pharmalogic Holdings Corp. In addition, following the earlier of (a) the funding date of the “Pharmalogic Holdings Corp” Loan and (b) March 31, 2012, the Pharmalogic Funds (or any portion thereof) which has not been released to fund all or a portion of such Loan shall no longer be deemed to be set aside in the Principal Collections Account and thereafter shall be applied as set forth in Section 2.8 of the Agreement.

3.3 The Administrative Agent hereby approves Richard W. Neu as an acceptable replacement for Steve Tunney and further acknowledges that the Unmatured Termination Event caused by the October 31, 2011 resignation of Steve Tunney from MCG Capital Corporation has been cured in accordance with Section 6.15(n) of the Agreement.

3.4 As a result of various organizational changes of the Originator, the Credit and Collection Policy that was most recently furnished to the Administrative Agent in August 2010 has not been and is not currently being followed in all material respects. Each of the Originator, Servicer and the Seller hereby request a waiver of, and the Administrative Agent and SunTrust Bank (as assignee of Three Pillars) hereby agree to waive, any Servicer Default, Termination Event or Unmatured Termination Event arising as a result of (i) the failure by the Servicer or the Seller to comply with the Credit and Collection Policy or (ii) the failure of the Servicer to provide notice of any prior changes to the Credit and Collection Policy; provided that (i) each of the Originator and the Servicer hereby agrees to follow the credit and collection procedures which are currently in place as of the date hereof and have been communicated and/or furnished to the Administrative Agent on or prior to the date hereof and (ii) not later than March 31, 2012, the Servicer and/or Originator shall provide the Administrative Agent with a revised Credit and Collection Policy setting forth the aforementioned credit and collection procedures (such revised Credit and Collection Policy shall be adhered to by the Originator and Servicer in accordance with the terms of the Agreement). For the avoidance of doubt, if a new Credit and Collection Policy has not been received by the Administrative Agent by March 31, 2012, such a breach shall be deemed to be a Servicer Default under the Agreement. This waiver is a limited one-time waiver and shall not be construed to be a waiver as to non-compliance of any of the other provisions of the Agreement.

4. Assignment.

4.1 Three Pillars, in its capacity as a Purchaser under the Agreement, hereby provides notice to the parties that on the date of this Amendment it shall assign in full all right, title and interest to its Variable Funding Note (and all related Advances made thereunder) to SunTrust Bank. On and after the date hereof, SunTrust Bank shall be deemed a “Purchaser” under the Agreement.

5. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

6. Conditions To Effectiveness. The effectiveness of the amendments in Section 2 hereof and agreements in Section 3 hereof is subject to the conditions precedent that (i) each of the parties hereto shall have received counterparts of this Amendment, duly executed by all of the parties hereto and (ii) on or prior to the date hereof, the Administrative Agent shall have received from the Borrower the “amendment fee” set forth in the Fifth Amended and Restated Purchaser Fee Letter, dated as of January 17, 2012, by and among the Seller, Servicer, the Purchaser and the Administrative Agent.

7. Reaffirmation of Covenants, Representations and Warranties. Upon the effectiveness of this Amendment, each of the Seller, the Originator and the Servicer hereby reaffirms all covenants, representations and warranties made in the Agreement and the other Transaction Documents and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

8. Representations and Warranties. Each of the Seller, the Originator and the Servicer hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether considered in a suit at law or in equity) and (ii) upon the effectiveness of this Amendment, no Unmatured Termination Event, Termination Event or Servicer Default exists.

9. Ratification. The Agreement, as amended hereby, remains in full force and effect. Any reference to the Agreement from and after the date hereof shall be deemed to refer to the Agreement as amended hereby. As amended, the Agreement is hereby ratified and reaffirmed by the parties hereto.

10. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

11. Governing Law. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

MCG COMMERCIAL LOAN FUNDING TRUST,
as Seller

By:	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Jeanne M. Oller
Name: Jeanne M. Oller
Title: Assistant Vice President

MCG CAPITAL CORPORATION, as Originator and as Servicer

By:	/s/ Stephen J. Bacica
Name: Stephen J. Bacica
Title: Chief Financial Officer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

S-6	Amendment to A&R SSA

THREE PILLARS FUNDING LLC,
as a Purchaser

By:	/s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President

SUNTRUST ROBINSON HUMPHREY, INC., as Administrative Agent

By:	/s/ Emily Shields
Name: Emily Shields
Title: Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

S-7	Amendment to A&R SSA

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Backup Servicer

By:	/s/ Julie Tanner Fischer
Name: Julie Tanner Fischer
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Julie Tanner Fischer
Name: Julie Tanner Fischer
Title: Vice President

S-8	Amendment to A&R SSA

Acknowledged and Agreed to by:

SUNTRUST BANK

By:	/s/ Joseph Franke

Name: Joseph Franke
Title: Senior Vice President